As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5455398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6000 Shoreline Court, Suite 300 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Options to purchase stock granted under the C2i Genomics, Inc. 2019 Stock Incentive Plan, and assumed by the Registrant

(Full title of the plan)

Marc Stapley

Chief Executive Officer

6000 Shoreline Court, Suite 300

South San Francisco, California

(Name and address of agent for service)

(650) 243-6300

(Telephone number, including area code, of agent for service)

Copies to:

Ran Ben-Tzur, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 730 Arizona Avenue, 1st Floor Santa Monica, California 90401	Annie McGuire Esq. Executive Vice President and General Counsel Veracyte, Inc. 6000 Shoreline Court, Suite 300 South San Francisco, California 94080 (650) 243-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Veracyte, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024;

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on February  6, 2024, and February 13, 2024, (except that any portions thereof which are furnished and not filed shall not be deemed incorporated);

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(d) The description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed on October 28, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of the Registrant’s directors to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors are not personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation and the Registrant’s amended and restated bylaws require the Registrant to indemnify its directors and officers to the maximum extent not prohibited by the DGCL and allow it to indemnify other employees and agents as authorized by its Board of Directors or by the action of a committee of the Board of Directors or designated officers established by or designated in resolutions approved by its Board of Directors. Subject to certain limitations, the Registrant’s amended and restated bylaws also require it to advance expenses incurred by its directors and officers for the defense of any action for which indemnification is required or permitted.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors, officers and certain other employees, in addition to the indemnification provided for in its restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require the Registrant to indemnify its directors, officers and certain other employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to the Registrant or any of its subsidiaries or any other company or enterprise to which these individuals provide services at the Registrant’s request. Subject to certain limitations, the Registrant’s indemnification agreements also require it to advance expenses incurred by its directors, officers and certain other employees for the defense of any action for which indemnification is required or permitted.

The Registrant currently carries liability insurance for its directors and officers. The indemnification provisions in the Registrant’s restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and officers is sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36156	3.2	6/9/2023

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-36156	3.3	6/9/2023

4.3	Form of Common Stock Certificate	S-1/A	333-191282	4.1	10/15/2013

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	2019 Stock Incentive Plan of C2i Genomics, Inc.	10-K	001-36156	10.27	2/29/2024

99.2	Form of Notice of Option Grant of C2i Genomics, Inc.	10-K	001-36156	10.28	2/29/2024

99.3	Form of Stock Option Assumption Notice by the Registrant to Option holders of C2i Genomics, Inc.	10-K	001-36156	10.29	2/29/2024

107.1	Filing Fee Table					X

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on the 29th day of February, 2024.

VERACYTE, INC.

By:	/s/ MARC STAPLEY
Marc Stapley
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Stapley and Rebecca Chambers and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARC STAPLEY Marc Stapley	Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ REBECCA CHAMBERS Rebecca Chambers	Chief Financial Officer (Principal Financial Officer)	February 29, 2024

/s/ JONATHAN WYGANT Jonathan Wygant	Chief Accounting Officer (Principal Accounting Officer)	February 29, 2024

/s/ ROBERT S. EPSTEIN Robert S. Epstein	Chairperson and Director	February 29, 2024

/s/ JOHN L. BISHOP John L. Bishop	Director	February 29, 2024

/s/ ELIAV BARR, M.D. Eliav Barr, M.D.	Director	February 29, 2024

/s/ MUNA BHANJI Muna Bhanji	Director	February 29, 2024

Signature	Title	Date

/s/ KARIN EASTHAM Karin Eastham	Director	February 29, 2024

/s/ JENS HOLSTEIN Jens Holstein	Director	February 29, 2024

/s/ EVAN JONES Evan Jones	Director	February 29, 2024